UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2006
Federal National Mortgage Association
(Exact name of registrant as specified in its charter)
Fannie Mae

Federally chartered corporation	000-50231	52-0883107
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

3900 Wisconsin Avenue, NW		20016
Washington, DC		(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: 202-752-7000
(Former Name or Former Address, if Changed Since Last Report):
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On May 23, 2006, Fannie Mae (formally, the Federal National Mortgage Association) announced that it had entered into comprehensive settlements resolving matters with the Office of Housing Enterprise Oversight, or OFHEO, and the Securities and Exchange Commission, or the SEC. As part of the settlements, Fannie Mae agreed to pay a civil penalty totaling $400 million to the United States government, with $50 million payable to the United States Treasury in the manner specified by OFHEO and $350 million payable to the SEC for distribution pursuant to the Fair Fund provisions of the Sarbanes-Oxley Act of 2002.
OFHEO SETTLEMENT
Fannie Mae entered into a Stipulation and Consent to the Issuance of a Consent Order with OFHEO on May 23, 2006, pursuant to which Fannie Mae agreed to OFHEO’s issuance of a consent order on that date. In entering into this settlement with OFHEO, Fannie Mae made no admission regarding any wrongdoing or any asserted or implied finding or other basis for the consent order.
Under the consent order, in addition to the civil penalty, Fannie Mae must take specified remedial actions within specified time frames generally ranging from 30 to 180 days from the date of the consent order. The remedial actions relate to:
•	corporate governance,

•	Board of Directors,

•	capital plans and limitation on specific corporate actions,

•	internal controls,

•	accounting,

•	personnel,

•	compensation,

•	reports, data and disclosures, and

•	cooperation.
Among other matters, the consent order provides that, except as described in this paragraph, Fannie Mae shall not increase its “mortgage portfolio” assets above the amount shown in the minimum capital report to OFHEO for December 31, 2005. Within 60 days of the consent order, Fannie Mae may submit to OFHEO for approval a plan for managing the company’s business, which can include a moderate per annum increase in the mortgage portfolio assets for reasons including liquidity, housing goals, portfolio flexibility and competitive considerations. The plan must include particular attention to risk management (related to controls, models and specific risk measures including operational risk) and to compliance with Fannie Mae’s capital plan. The Director of OFHEO shall make a determination on the plan within 60 days of its submission. The consent order also provides that this limitation on increases in Fannie Mae’s mortgage portfolio assets shall expire upon the Director’s determination that expiration is appropriate in light of information regarding (1) capital, (2) market liquidity issues, (3)

housing goals, (4) risk management improvements, (5) the outside auditor’s opinion that the company’s consolidated financial statements present fairly in all material respects the financial condition of the company, (6) receipt of an unqualified opinion from an outside audit firm that Fannie Mae’s internal controls are effective pursuant to section 404 of the Sarbanes-Oxley Act or (7) other relevant information. This provision relating to Fannie Mae’s mortgage portfolio assets excludes Fannie Mae guarantees.
In addition, Fannie Mae has agreed to seek approval of the Director of OFHEO before engaging in any transaction that could have the effect of reducing the capital surplus below the 30% surplus above minimum required capital set forth in Fannie Mae’s February 2005 capital restoration plan. Fannie Mae also will submit a written report to OFHEO detailing the rationale and process for any proposed capital distribution before making the distribution. These agreements will continue in effect until the Director of OFHEO determines that the requirements of the capital restoration plan should be modified or should expire, considering factors such as resolution of accounting and internal control issues.
The settlement resolves all matters addressed by the September 2004 and May 2006 OFHEO reports of the Special Examination of Fannie Mae and supersedes the September 2004 agreement, as supplemented.
A copy of the stipulation and consent, including the consent order, is filed as Exhibit 10.1 and incorporated herein by reference.
SEC SETTLEMENT
Without admitting or denying any wrongdoing, Fannie Mae consented to the entry of a final judgment requiring Fannie Mae to pay the civil penalty previously described and permanently restraining and enjoining Fannie Mae from future violations of certain provisions of the federal securities laws. The settlement resolves all claims asserted against Fannie Mae in the SEC’s civil proceeding against Fannie Mae.
A copy of Fannie Mae’s consent to the final judgment is filed as Exhibit 10.2 and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
On May 23, 2006, Fannie Mae issued a news release announcing that, contemporaneously with the release by OFHEO of the final report of its special examination of Fannie Mae, the company had entered into comprehensive settlements resolving matters with OFHEO and the SEC. The news release is furnished as Exhibit 99.1 to this Form 8-K.
A copy of the entire final report is available on Fannie Mae’s website at www.fanniemae.com and on OFHEO’s website at www.ofheo.gov.

The information in this item, including the exhibits submitted herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to Fannie Mae, except to the extent, if any, expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits
(d) The exhibit index filed herewith is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ Beth A. Wilkinson
Beth A. Wilkinson
Executive Vice President and General Counsel

Date: May ____, 2006

EXHIBIT INDEX

Exhibit No.	Title of Exhibit
10.1	Stipulation and Consent to the Issuance of a Consent Order, dated May 23, 2006, between Office of Federal Housing Enterprise Oversight and Federal National Mortgage Association, including Consent Order

10.2	Consent of Defendant Federal National Mortgage Association, dated May 23, 2006

99.1	Press Release, dated May 23, 2006